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                                                              EXHIBIT 23.4

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Continental Group:

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of Trex Medical Corporation.

                                          Topel Forman L.L.C.

Chicago, Illinois

May 6, 1996